EXHIBIT 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Post- Effective Amendment No. 9 to the Registration Statement on Form S-6 (the "Registration Statement") of our report dated December 16, 2005, relating to the financial statements of DIAMONDS Trust, Series 1, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.

PricewaterhouseCoopers LLP
Boston, Massachusetts

February 28, 2006